Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Frenzel, Brian J. Van Abel and Amanda Rome, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign for us in our names and in the capacities indicated below, a Form S-3 Registration Statement, which may be jointly filed with subsidiaries (the “Subsidiary Registrants”) of Xcel Energy Inc. (the “Company”), relating to the issuance and sale of an indeterminate amount of securities of the Company (in addition to securities that may be registered by the Subsidiary Registrants), which may include unsecured long-term senior debt securities, subordinated debt securities, junior subordinated debt securities, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, and units, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of such securities of the Company, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 18th day of April 2024.

/s/ Megan Burkhart	/s/ Charles Pardee
Megan Burkhart	Charles Pardee
Director	Director

/s/ Lynn Casey	/s/ Christopher Policinski
Lynn Casey	Christopher Policinski
Director	Director

/s/ Netha Johnson	/s/ James Prokopanko
Netha Johnson	James Prokopanko
Director	Director

/s/ Patricia Kampling	/s/ Timothy Welsh
Patricia Kampling	Timothy Welsh
Director	Director

/s/ George Kehl	/s/ Kim Williams
George Kehl	Kim Williams
Director	Director

/s/ Richard O’Brien	/s/ Daniel Yohannes
Richard O’Brien	Daniel Yohannes
Director	Director